UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2013
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 hereof is incorporated by reference into this Item 3.03.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2013, Seacoast Banking Corporation of Florida (the “Company”) filed Articles of Amendment with the Secretary of State of the State of Florida to amend the Company’s Amended and Restated Articles of Incorporation (the “Articles”), to be effective at 12:01 a.m. Eastern Standard Time on December 13, 2013, to (i) effect a 1-for-5 reverse split of its common stock, par value $0.10 per share (the “Common Stock”) and (ii) proportionately reduce the total number of authorized shares of Common Stock from 300 million to 60 million. The Company’s shareholders previously authorized the Board to amend the Articles and approve a reverse stock split at the annual meeting of shareholders in May 2013.

The Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation are filed herewith as Exhibit 3.1 and are incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On December 12, 2013, the Company issued a press release announcing the effectiveness of the reverse stock split, attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Seacoast Banking Corporation of Florida

99.1	Press Release dated December 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Officer

Date: December 13, 2013

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